UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2017

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective March 31, 2017, David R. Styka, the former Chief Financial Officer of 3D Systems Corporation (the “Company”), stepped down from his current position as Senior Vice President, Transformation Project Management Office to pursue other professional opportunities. Pursuant to Mr. Styka’s employment agreement dated July 1, 2016, in connection with his departure from the Company, he is entitled to (i) an amount equal to his base salary payable in 12 monthly installments, (ii) up to 12 months of COBRA coverage, and (iii) a pro rata portion of his 2017 annual incentive award, if any. Additionally, in connection with Mr. Styka’s departure, the Company entered a one year consulting agreement with Mr. Styka pursuant to which he will complete additional work for the Company on an as-needed basis at a rate of $200 per hour for any hours in excess of 10 hours per month and during the term of which his unvested restricted stock awards will continue to vest upon their normal terms. Finally, certain restricted stock awards granted in 2015 will vest pro rata on March 31, 2018, the final day of the term of Mr. Styka’s consulting agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: March 31, 2017

/s/ ANDREW M. JOHNSON
(Signature)

	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary